   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 26, 1998
                                                      Registration No. 333-18489
================================================================================


                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549
                            ______________________

                        POST-EFFECTIVE AMENDMENT NO. 1

                                      TO

                        FORM S-1 REGISTRATION STATEMENT

                        UNDER THE SECURITIES ACT OF 1933
                             ______________________

                            NEXAR TECHNOLOGIES, INC.

            (Exact Name of Registrant as Specified in Its Charter)

          DELAWARE                         3571                04-3268334
       (State or Other              (Primary Standard       (I.R.S. Employer
Jurisdiction of Incorporation    Industrial Classification   Identification
       or Organization)                Code Number)              Number)

      257 TURNPIKE ROAD, SOUTHBOROUGH, MASSACHUSETTS 01772 (508) 485-7900 (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)


                                ALBERT J. AGBAY
                     CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                           NEXAR TECHNOLOGIES, INC.
                               182 TURNPIKE ROAD
                       WESTBOROUGH, MASSACHUSETTS 01581
                                (508) 836-8700
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)

                                  Copies to:

                            DAVID A. CIFRINO, P.C.
                            MCDERMOTT, WILL & EMERY
                                75 STATE STREET
                          BOSTON, MASSACHUSETTS 02109
                                (617) 345-5000
================================================================================
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                               EXPLANATORY NOTE

     This Registration Statement is being amended to remove from registration 3,740,263 shares registered under this Registration Statement which have not been sold under this Registration Statement by Palomar Medical Technologies, Inc. ("Palomar"). Palomar is one of the "Selling Security Holders" of shares registered under this Registration Statement for secondary sale from time to time under the "Selling Security Holders' Prospectus" included within this Registration Statement. 1,060,736 shares previously held by Palomar which were transferred in transactions exempt from registration to Clearwater Fund IV LLC ("Clearwater"), one of the other Selling Security Holders listed in the Selling Security Holders' Prospectus, remain registered under this Registration Statement. A revised form of the Selling Security Holder Prospectus or a supplement thereto deleting Palomar from the listing therein of Selling Security Holders, and reflecting the transfer of shares from Palomar to Clearwater, will be filed pursuant to Rule 424 under the Securities Act when used in connection with any sale of the shares held by Selling Security Holders other than Palomar which remain registered under this Registration Statement. This Post-Effective Amendment No. 1 consists of only the Cover Page, this Explanatory Note and a signature page.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Southborough, Massachusetts on January 26, 1998.

                                    NEXAR TECHNOLOGIES, INC.

                                    By  /s/ Albert J. Agbay
                                        -------------------
                                        Albert J. Agbay
                                        Chief Executive Officer, President and
                                        Chairman of the Board



     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed below by the following persons in the capacities and on the dates indicated.

Signature                    Title(s)                        Date
---------                    --------                        -----
/s/ Albert J. Agbay          Chief Executive Officer         January 26, 1998
-----------------------      (Principal Executive
Albert J. Agbay              Officer), President and
                             Chairman of the
                             Board of Directors

/s/ Gerald Y. Hattori        Vice President of Finance       January 26, 1998
-----------------------      and Chief Financial Officer
Gerald Y. Hattori            (Principal Financial
                             and Accounting Officer)
          *                  Director
-----------------------
Steven Georgiev

          *                  Director
-----------------------
Joseph E. Levangie

          *                  Director
-----------------------
Buster C. Glosson

*By:  /s/ Albert J. Agbay                                    January 26, 1998
      -------------------
      Attorney-in-Fact